CORESTATES FINANCIAL CORP AND SUBSIDIARIES

EXHIBIT 11

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share amounts)

                                               Three Months Ended            Six Months Ended
                                                     June 30,                     June 30,
                                          --------------------------  ----------------------------
                                                1997          1996           1997          1996
                                          -------------  -----------  --------------  ------------

(A)    Net Income.......................    $199,726       $ 79,597      $397,839        $256,741
                                            ========       ========      ========        ========

EARNINGS PER SHARE

Based on average common shares
------------------------------
outstanding
-----------

(B)    Average shares outstanding.......     204,982        219,478       208,111         219,495
                                            ========       ========      ========        ========

(A/B) Net income........................    $   0.97       $   0.36      $   1.91        $   1.17
                                            ========       ========      ========        ========

Based on average common and common
----------------------------------
equivalent shares outstanding
-----------------------------
Primary:
(C)    Average common equivalent shares.       1,840          1,963         1,813           2,300
                                            ========       ========      ========        ========
(D)    Average common and common
         equivalent shares (B + C).......    206,822        221,441       209,924         221,795
                                            ========       ========      ========        ========
(A/D) Net income........................    $   0.97(1)    $   0.36(1)   $   1.90(1)     $   1.16(1)
                                            ========       ========      ========        ========

Fully diluted:
(E)    Average common equivalent shares.       1,724          2,096         1,805           2,300
                                            ========       ========      ========        ========
(F)    Average common and common
         equivalent shares (B + E)......     206,706        221,574       209,916         221,795
                                            ========       ========      ========        ========
(A/F) Net Income........................    $   0.97(1)    $   0.36(1)   $   1.90(1)     $   1.16(1)
                                            ========       ========      ========        ========

-----------------------------------------

(1)  Dilution is less than 3%.


42